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Exhibit 5.1

January 21, 2014

EnLink Midstream, LLC
333 W Sheridan Ave.
Oklahoma City, Oklahoma 73102

Ladies and Gentlemen:

        We are acting as counsel to Devon Energy Corporation, a Delaware corporation ("Devon"), which is the ultimate parent of EnLink Midstream, LLC, a Delaware limited liability company (the "Company"), in connection with the Company's registration statement on Form S-4 (as the same may be amended and together with all exhibits thereto, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement provides for the registration by the Company of up to 50,200,274 of its common units representing limited liability company interests ("Units"), upon the consummation of the mergers (the "Mergers") of (i) Rangers Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company ("Rangers Merger Sub"), with and into Crosstex Energy, Inc., a Delaware corporation ("Crosstex"), and (ii) Boomer Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company ("Boomer Merger Sub"), with and into Acacia Natural Gas Corp I, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Devon ("New Acacia"), in each case, pursuant to that certain Agreement and Plan of Merger, dated October 21, 2013, by and among Devon, Devon Gas Services, L.P., New Acacia, Crosstex, the Company, Boomer Merger Sub and Rangers Merger Sub (the "Merger Agreement").

        We are rendering the opinion hereinafter set forth as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.

        In connection with the opinion hereinafter set forth, we have assumed that the Registration Statement will have become effective and the Units will be issued in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the proxy statement/prospectus contained therein.

        In rendering the opinion set forth below, we have reviewed such certificates, documents and records as we have deemed relevant for the purposes of rendering such opinion. As to any facts material to the opinion contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of Devon.

        In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof and (v) all persons executing and delivering the documents we examined, other than persons doing so on behalf of the Company, have the legal capacity and authority to execute and deliver such documents. In addition, we have assumed that (i) the Units will be issued in accordance with the terms of the Merger Agreement and (ii) the full consideration for each Unit will be received by the Company.

        Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that, when issued and delivered by the Company in accordance with the Merger Agreement, the Units will be validly issued, fully paid and nonassessable.

        This opinion is limited in all respects to the Delaware Limited Liability Company Act and the federal laws of the United States of America, and we do not express any opinion as to the laws of any other state or jurisdiction.

        We hereby consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the related proxy statement/prospectus that forms a part of the Registration Statement. In giving these consents, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

        We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. We undertake no, and hereby expressly disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

Very truly yours,
/s/ Vinson & Elkins L.L.P.

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  Exhibit 5.1